EXHIBIT 10.28

AMENDMENT NO. 2 AND WAIVER
TO THE
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CORE & MAIN HOLDINGS, LP

THIS AMENDMENT NO. 2 AND WAIVER, dated as of March 27, 2023 (this “Amendment”), to the A&R Agreement (as defined below, and as amended by this Amendment, the “Agreement”) of Core & Main Holdings, LP, a Delaware limited partnership (them partner (in such capacity, the “General Partner”) and a limited partner, CD&R Waterworks Holdings, LLC, a Delaware limited liability company (the “CD&R Partner”), as a limited partner, CD&R WW, LLC, a Delaware limited liability company (the “Intermediate Partner”), as a limited partner, and Core & Main Management Feeder, LLC, a Delaware limited liability company (the “Management Partner”), as a limited partner. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the A&R Agreement.
W I T N E S S E T H:

WHEREAS, on July 22, 2021, the Original Agreement was amended and restated by the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 22, 2021 and the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 22, 2021, and further amended on April 30, 2022, pursuant to Amendment No. 1 (as amended, the “A&R Agreement”);

WHEREAS, pursuant to the terms of the Amended and Restated Certificate of Incorporation of C&M Inc., C&M Inc. is obligated to maintain at all times a one-to-one ratio between the number of LP Partnership Interests owned by C&M Inc. (directly or indirectly, including through its subsidiaries) and the number of outstanding shares of Class A Common Stock, subject to certain exceptions;

WHEREAS, C&M Inc. may, at any time and from time to time, repurchase outstanding shares of Class A Common Stock (other than shares of Class A Common Stock issued pursuant to an Exchange Agreement Adjustment) (any such issuance or repurchase of shares of Class A Common Stock, a “Class A Common Stock Event”);

WHEREAS, C&M Inc., the Partnership and the CD&R Partner may, at any time and from time to time, enter into certain purchase and redemption agreements, with CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership (“Fund X Advisor”), CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership (“Fund X Waterworks B1”), and CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership (“Fund X-A”, and each such purchase and redemption agreement, a “Repurchase Agreement”);

WHEREAS, pursuant to a Repurchase Agreement, among other things, (i) the Partnership may redeem LP Partnership Interests held by C&M Inc. and LP Partnership Interests held by the CD&R Partner, (ii) the CD&R Partner may transfer to C&M Inc. certain shares of Class B Common Stock of C&M Inc. and (iii) Fund X Advisor, Fund X Waterworks B1 and Fund X-A may transfer to C&M Inc. certain shares of Class A Common Stock of C&M Inc., in each case, subject to the terms and conditions set forth in such Repurchase Agreement;

WHEREAS, pursuant to Section 11.9 of the A&R Agreement, the A&R Agreement may be amended with the consent of the General Partner and each of the Limited Partners and each Limited Partner may waive (in writing) the benefit of any provision of the A&R Agreement with respect to itself for any purpose; and

WHEREAS, each of the Partners hereby desires to amend the A&R Agreement, and waive the benefit of certain provisions of the A&R Agreement, in each case, in the manner set forth herein in order to facilitate the transactions contemplated by Repurchase Agreements and maintain a one-to-one ratio of LP Partnership Interests to outstanding shares of Class A Common Stock.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment

a.The A&R Agreement is hereby amended to insert the following as a new Section 2.2(g):

“(g) In connection with any matter contemplated by Sections 2.2(a) through (f), the General Partner shall, and hereby is empowered to, take any and all action that it determines to be necessary in its reasonable discretion to maintain a one-to-one ratio between the number of LP Partnership Interests owned by C&M Inc. (directly or indirectly, including through its subsidiaries) and the number of outstanding shares of Class A Common Stock while maintaining the relative economic entitlements of the Partners by adjusting the number of outstanding LP Partnership Interests held by any Partner, including through a redemption of such LP Partnership Interests.”

2. Consent and Waiver

a.Notwithstanding anything in the Agreement to the contrary, the Partnership's execution, delivery and performance, and the General Partner's or any Officer's execution and delivery on behalf of the Partnership, on the Partnership's own behalf and/or on behalf of Core & Main Connector, LLC, a Delaware limited liability company, of (i) any Repurchase Agreement, and (ii) all documents, agreements, certificates or filings contemplated thereby or related thereto or any amendments thereto, are hereby authorized, approved, ratified and confirmed in all respects, all without any further act, vote or approval of any other Person. Each party to this Amendment, as a Limited Partner, hereby waives any and all rights and restrictions in the A&R Agreement (including, without limitation, the provisions of Section 3.1(a) thereof) that would otherwise limit non-pro rata cash distributions to Limited Partners authorized by the General Partner and determined to be necessary in the reasonable discretion of the General Partner to effect the transactions contemplated by a Repurchase Agreement. Without limitation of the foregoing, each party to this Amendment agrees that the transactions contemplated by a Repurchase Agreement shall not give rise to any Liquidation Adjustment pursuant to Section 4.1(b) of the Agreement.

3. Miscellaneous

a.This Amendment may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3(a).
b.This Amendment (together with the A&R Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding any prior agreement or understanding among them, oral or written.
c.This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. The Parties hereto hereby declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.
d.By its signature below, each of the Partners hereby consents to this Amendment. This Amendment shall be effective as of the date hereof and shall be considered an integrated part of the Agreement. Except as so modified pursuant to this Amendment, the A&R Agreement is ratified and confirmed in all respects. The waiver set forth in Section 2 of this Amendment shall be limited to the transactions contemplated by any Repurchase Agreement and shall not operate or be construed as a further or continuing waiver of any other transactions.

e.If any provision, including any phrase, sentence, clause, section or subsection, of this Amendment is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the General Partner shall reasonably and in good faith modify this Amendment so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
f.At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby in accordance with their terms and to otherwise carry out the intent of the parties hereunder.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment effective as of the date first set forth above.
GENERAL AND LIMITED PARTNER

CORE & MAIN, INC., in its capacity as the general partner and a limited partner

By:_/s/Stephen LeClair_
Name: Stephen O. LeClair
Title: Chief Executive Officer

LIMITED PARTNERS

CD&R WATERWORKS HOLDINGS, LLC, in its capacity as a limited partner

By its manager, CD&R Waterworks Holdings, L.P.
By its general partner, CD&R Waterworks Holdings GP, Ltd.

By:_/s/Rima Simson _
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R WW, LLC, in its capacity as a limited partner

By its managing member, Core & Main, Inc.

By:_/s/Stephen LeClair_
Name: Stephen O. LeClair
Title: Chief Executive Officer

CORE & MAIN MANAGEMENT FEEDER, LLC, in its capacity as a limited partner

By its managing member, CD&R Waterworks Holdings GP, Ltd.

By:_/s/Rima Simson_
Name: Rima Simson
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page – Amendment No. 2 and Waiver to the Second Amended and Restated Limited Partnership Agreement of Core & Main Holdings, LP]
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